Exhibit 99.1

MagnaChip Reports Third Quarter 2017 Financial Results

Q3 News Summary

•	Revenue of $176.7 million at the higher end of guidance range despite power outage in August

•	28.5% gross profit margin at highest level in more than 4 years

•	Foundry gross profit margin increases to 30.3%; fab utilization remains above 90%

•	Power Standard Products revenue of $39.0 million at highest level since Q4 2013

•	OLED Display Driver IC business resumed growth; OLED revenue increased 15.6% sequentially

SEOUL, South Korea and SAN JOSE, Calif., Nov. 1, 2017 — MagnaChip Semiconductor Corporation, (NYSE: MX), today announced revenue for the third quarter of $176.7 million, gross profit margin of 28.5%, net income of $5.6 million and Adjusted EBITDA of $24.7 million or 14.0% of revenue. Gross profit margin and Adjusted EBITDA both were at the highest quarterly levels in more than four years.

CEO Commentary: “Revenue in the third quarter came in at the higher end of the previous guidance range despite a power outage in August that temporarily halted production at our larger fab and caused wafers-in-process to be scrapped,” said YJ Kim, Chief Executive Officer. “We recovered from that incident in a timely manner, and our standard product business lines recorded double digit-sequential revenue growth in the third quarter. Foundry revenue was generally flattish quarter over quarter, but gross profit margin for the Foundry business increased 1.6 percentage points to 30.3%. The Company continued to benefit from an improving product mix and a strong product pipeline.”

On OLED: “We had forecasted earlier in the year that our OLED business would likely bottom in the second quarter of 2017 and resume revenue growth in the third quarter. I’m pleased to report that revenue from OLED display driver ICs increased 15.6% sequentially in the third quarter. Based on our current visibility and insight about multiple new smartphone introductions, we currently anticipate that we have the potential to generate OLED revenue that will exceed 50% growth or clearly exceed $100 million in 2018.”

CFO Commentary: “Our improved financial results demonstrate the success of business strategies and initiatives we’ve implemented, and reflect the decisive steps we’ve taken to reduce our cost structure, streamline operations and strengthen the balance sheet,” said Jonathan Kim, Chief Financial Officer. “We remain fully committed to focus on the overall profitability of MagnaChip and to invest in future initiatives to fuel profitable revenue growth.”

Third Quarter Financial Highlights

Total Revenue

Total revenue for the third quarter of 2017 was $176.7 million, down 8.1% from the third quarter a year ago, and up 6.0% as compared to $166.7 million for the second quarter of 2017. Total revenue in the third quarter was at the higher end of our previous guidance range of $172-178 million.

Segment Revenue

Foundry revenue in the third quarter was $80.4 million, up 8.9% year-over year and down 1.4% from $81.5 million in the prior quarter. Standard Products Group revenue in the third quarter was $96.2 million, down 18.7% year-over- year, and an increase of 13.1% sequentially, which primarily reflected changes in the mobile OLED business in both periods.

Total Gross Profit

Total gross profit in the third quarter of 2017 was $50.3 million or 28.5% million as compared with gross profit of $39.1 million or 20.4% in the third quarter of 2016 and $46.7 million or 28.0% gross profit margin for the second quarter of 2017. Gross profit margin in the third quarter was at the highest level in more than four years and primarily reflected improved product mix, reduction in manufacturing headcount and high fab utilization.

Segment Gross Profit Margin

Foundry Services Group gross profit margin was 30.3% in the third quarter of 2017 as compared with 23.5% in the third quarter of 2016 and 28.7% in the second quarter of 2017. The Standard Products Group gross profit margin was 26.9% in the third quarter of 2017 as compared with 18.3% in the third quarter of 2016 and 27.2% in the second quarter of 2017.

Net Income, Adjusted Net Income, Adjusted EBITDA

Net income, on a GAAP basis, for the third quarter was $5.6 million or $0.16 per basic share and $0.15 per diluted share, as compared with net income of $29.9 million or $0.86 per basic share and $0.85 per diluted share in the third quarter of 2016, and compared with a net loss of $8.1 million or $0.24 per basic share in the second quarter of 2017.

Adjusted Net Income, a non-GAAP financial measure, for the third quarter of 2017, totaled $11.4 million or $0.33 per basic share and $0.28 per diluted share, as compared with Adjusted Net Loss of $1.3 million or $0.04 per basic share in the third quarter of 2016, and compared with Adjusted Net Income of $7.8 million or $0.23 per basic share and $0.21 per diluted share in the second quarter of 2017.

Adjusted EBITDA, a non-GAAP financial measure, in the third quarter was $24.7 million or 14.0% of revenue, as compared with Adjusted EBITDA of $10.0 million or 5.2% of revenue in the third quarter of 2016, and compared with Adjusted EBITDA of $20.3 million or 12.2% of revenue in the second quarter of 2017.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Cash and cash equivalents totaled $128.4 million at the end of the third quarter, a decrease of $3.1 million from $131.5 million at the end of the second quarter of 2017.

The following table sets forth information relating to our operating segments:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Sales
Foundry Services Group	$80,404	$73,863	$239,460	$196,152
Standard Products Group
Display Solutions	57,236	84,706	155,868	217,171
Power Solutions	39,001	33,619	109,595	93,750
Total Standard Products Group	96,237	118,325	265,463	310,921
All other	56	108	169	434
Total net sales	$176,697	$192,296	$505,092	$507,507

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$24,374	30.3%	$17,340	23.5%
Standard Products Group	25,880	26.9	21,691	18.3
All other	56	100.0	108	100.0
Total gross profit	$50,310	28.5%	$39,139	20.4%

	Nine Months Ended September 30, 2017		Nine Months Ended September 30, 2016
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$69,894	29.2%	$45,820	23.4%
Standard Products Group	68,479	25.8	64,836	20.9
All other	169	100.0	(519)	(119.6)
Total gross profit	$138,542	27.4%	$110,137	21.7%

Third Quarter and Recent Company Highlights

MagnaChip:

•	Was selected as the foundry partner by ELAN Microelectronics to manufacture the world’s first fingerprint sensor IC-based smartcards. The smartcard will be manufactured utilizing MagnaChip’s 0.35um mixed-signal thick IMD manufacturing process.

•	Had its 6V slim mixed signal process qualified for various consumer-related applications such as home audio systems, cameras and electronic chargers.

•	Developed 150fs RonCoff in 0.13um RFSOI technology.

•	Hosted the second Foundry Technology Symposium in Hsinchu, Taiwan. More than 120 fabless, IDMs and other semiconductor companies attended.

Fourth Quarter Business Outlook

For the fourth quarter of 2017, MagnaChip anticipates:

•	Revenue to be in the range of $171million to $177 million, flattish or down sequentially 0.6% at the mid-point of the projected range, due to typical seasonal factors. The guidance for the fourth quarter compares with revenue of $176.7 million in the third quarter of 2017 and $180.5 million in the fourth quarter of 2016.

•	Gross profit margin to be in the range of 27% to 29%, despite an increase in silicon wafer prices, as compared to 28.5% in the third quarter of 2017, and 25.5% in the fourth quarter of 2016.

Third Quarter Conference Call

MagnaChip will hold a conference call on Nov. 1 at 5 p.m. EDT to discuss the third quarter 2017 financial results. The conference call will be webcast live and is also available by dialing toll-free at 1-844-536-5472. International call-in participants can dial at 1-614-999-9318. The conference ID number is 98596895. Participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 98596895.

About MagnaChip Semiconductor Corporation

MagnaChip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company’s Standard Products Group and Foundry Services Group provide a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with over 30 years of operating history, owns a portfolio of approximately 3,300 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including fourth quarter 2017 revenue and gross profit expectations. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with

U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 21, 2017 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:
In the United States: Bruce Entin Investor Relations Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director, Public Relations Tel. +82-43-718-2100 chankeun.park@magnachip.com

###

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net sales	$176,697	$166,685	$192,296
Cost of sales	126,387	120,023	153,157
Gross profit	50,310	46,662	39,139
Gross profit %	28.5%	28.0%	20.4%
Operating expenses
Selling, general and administrative expenses	17,266	17,730	20,082
Research and development expenses	17,554	16,928	18,439
Early termination charges	—	2,262	—
Total operating expenses	34,820	36,920	38,521
Operating income	15,490	9,742	618
Interest expense	(5,485)	(5,441)	(4,055)
Foreign currency gain (loss), net	(3,662)	(11,905)	33,174
Other income, net	198	83	887
Income (loss) before income tax expenses	6,541	(7,521)	30,624
Income tax expenses	937	538	758
Net income (loss)	$5,604	$(8,059)	$29,866
Earnings (loss) per common share:
- Basic	$0.16	$(0.24)	$0.86
- Diluted	$0.15	$(0.24)	$0.85
Weighted average number of shares - Basic	34,103,029	33,952,574	34,849,805
Weighted average number of shares - Diluted	45,542,418	33,952,574	35,302,706

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net income (loss)	$5,604	$(8,059)	$29,866
Adjustments:
Interest expense, net	5,193	5,187	3,996
Income tax expenses	937	538	758
Depreciation and amortization	7,158	6,773	6,539
EBITDA	18,892	4,439	41,159
Early termination charges	—	2,262	—
Equity-based compensation expense	435	349	1,462
Foreign currency loss (gain), net	3,662	11,905	(33,174)
Derivative valuation loss, net	370	467	32
Restatement related expenses and other	1,343	900	476
Adjusted EBITDA	$24,702	$20,322	$9,955
Net income (loss)	$5,604	$(8,059)	$29,866
Adjustments:
Early termination charges	—	2,262	—
Equity-based compensation expense	435	349	1,462
Foreign currency loss (gain), net	3,662	11,905	(33,174)
Derivative valuation loss, net	370	467	32
Restatement related expenses and other	1,343	900	476
Adjusted Net Income (Loss)	$11,414	$7,824	$(1,338)
Adjusted Net Income (Loss) per common share:
– Basic	$0.33	$0.23	$(0.04)
– Diluted	$0.28	$0.21	$(0.04)
Weighted average number of shares – Basic	34,103,029	33,952,574	34,849,805
Weighted average number of shares – Diluted	45,542,418	44,974,577	34,849,805

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) early termination charges, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss, net, (v) restatement related expenses and other. EBITDA for the periods indicated is defined as net income (loss) before interest expense, net, income tax expenses and depreciation and amortization. We prepare Adjusted Net Income (Loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as net income (loss), adjusted to exclude (i) early termination charges, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss, net, (v) restatement related expenses and other.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$128,425	$83,355
Restricted cash	—	18,251
Accounts receivable, net	86,046	61,775
Inventories, net	57,162	57,048
Other receivables	2,944	5,864
Prepaid expenses	12,654	8,137
Hedge collateral	9,520	3,150
Other current assets	3,641	5,113
Total current assets	300,392	242,693
Property, plant and equipment, net	186,390	179,793
Intangible assets, net	3,748	3,085
Long-term prepaid expenses	13,074	9,556
Deferred income tax assets	274	193
Other non-current assets	4,805	6,632
Total assets	$508,683	$441,952
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$54,304	$51,509
Other accounts payable	12,319	12,272
Accrued expenses	45,324	60,365
Deferred revenue	9,465	11,092
Deposits received	264	16,549
Other current liabilities	2,321	1,654
Total current liabilities	123,997	153,441
Long-term borrowings, net	302,894	221,082
Accrued severance benefits, net	132,288	129,225
Other non-current liabilities	10,632	10,318
Total liabilities	569,811	514,066
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 42,512,498 shares issued and 34,138,289 outstanding at September 30, 2017 and 41,627,103 shares issued and 35,048,338 outstanding at December 31, 2016	425	416
Additional paid-in capital	135,185	130,189
Accumulated deficit	(84,542)	(125,825)
Treasury stock, 8,374,209 shares at September 30, 2017 and 6,578,765 shares at December 31, 2016	(102,319)	(90,918)
Accumulated other comprehensive income (loss)	(9,877)	14,024
Total stockholders’ deficit	(61,128)	(72,114)
Total liabilities and stockholders’ equity	$508,683	$441,952

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2017	September 30, 2016
Cash flows from operating activities
Net income	$5,604	$41,283	$20,175
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	7,158	20,689	18,791
Provision for severance benefits	4,578	15,354	13,609
Amortization of debt issuance costs and original issue discount	514	1,464	527
Loss (gain) on foreign currency, net	5,198	(30,615)	(38,182)
Restructuring gain and other	—	(17,010)	(7,785)
Stock-based compensation	435	1,614	2,966
Other	239	459	421
Changes in operating assets and liabilities
Accounts receivable, net	(10,511)	(20,241)	977
Inventories, net	635	3,281	(9,412)
Other receivables	943	5,304	20,214
Other current assets	1,748	2,897	510
Accounts payable	2,097	178	7,088
Other accounts payable	(588)	(8,378)	(4,764)
Accrued expenses	(5,683)	(16,459)	(22,087)
Other current liabilities	(386)	(822)	(3,869)
Deferred revenue	(1,978)	(2,243)	2,662
Other non-current liabilities	551	283	(1,412)
Payment of severance benefits	(1,496)	(19,578)	(14,178)
Other	110	35	(182)
Net cash provided by (used in) operating activities	9,168	(22,505)	(13,931)
Cash flows from investing activities

Proceeds from disposal of plant, property and equipment	3	18,753	185
Purchase of plant, property and equipment	(8,462)	(19,269)	(11,345)
Payment for intellectual property registration	(411)	(977)	(754)
Collection of guarantee deposits	26	1,426	476
Proceeds from settlement of hedge collateral	1,775	8,556	6,317
Payment of hedge collateral	(4,803)	(14,839)	(2,494)
Payment of guarantee deposits	—	(41)	(185)
Other	2	24	9
Net cash used in investing activities	(11,870)	(6,367)	(7,791)
Cash flows from financing activities
Proceeds from issuance of senior notes	—	86,250	—
Payment of debt issuance costs	—	(5,902)	—
Proceeds from exercise of stock options	866	3,391	1,502
Acquisition of treasury stock	—	(11,401)	—
Net cash provided by financing activities	866	72,338	1,502
Effect of exchange rates on cash and cash equivalents	(1,262)	1,604	4,766
Net increase (decrease) in cash and cash equivalents	(3,098)	45,070	(15,454)
Cash and cash equivalents
Beginning of the period	131,523	83,355	90,882
End of the period	$128,425	$128,425	$75,428